EXHIBIT 99.1
NEWS RELEASE
RANGE RESOURCES AND MARKWEST ENERGY PARTNERS
ANNOUNCE MARCELLUS SHALE AGREEMENT
FORT WORTH AND DENVER — JUNE 17, 2008...RANGE RESOURCES CORPORATION (NYSE: RRC) AND MARKWEST ENERGY PARTNERS, L.P. (NYSE:MWE) today announced their agreement for MarkWest to construct and operate gas gathering pipelines and processing facilities associated with Range’s Marcellus Shale acreage in the Appalachian Basin. MarkWest expects to invest approximately $50 million in 2008 and anticipates investing up to an additional $125 million in 2009 based on projects currently being developed.
“We are very pleased to announce this arrangement with MarkWest Energy Partners,” said John Pinkerton, Chairman of the Board and Chief Executive Officer of Range Resources. “Range has well over one million net acres in the Marcellus play. Having the pipeline and processing infrastructure in place will be important for us to develop the reserve potential of the play. Given our continued drilling success in the Marcellus and the MarkWest arrangement, we anticipate selling material quantities of natural gas by the first quarter 2009. MarkWest has a proven track record of supporting producers in the development of shale plays, and we look forward to partnering with them.”
“We are excited about this agreement and our strategic relationship with Range Resources,” said Frank Semple, President and Chief Executive Officer of MarkWest Energy Partners. “The Marcellus Shale is one of the most exciting new natural gas plays in the U.S., and Range is leading the development of this important resource. This gathering and processing arrangement will establish our presence in the prolific Marcellus Shale play and will provide the critical link between gas produced at the wellhead and downstream delivery to the markets.”
MarkWest will discuss the project in more detail in its second quarter earnings release conference call.
RANGE RESOURCES CORPORATION is an independent oil and gas company operating in the Southwestern, Appalachian and Gulf Coast regions of the United States.
MARKWEST ENERGY PARTNERS, L.P. is a growth-oriented master limited partnership engaged in the gathering, transportation, and processing of natural gas; the transportation, fractionation, marketing, and storage of natural gas liquids; and the gathering and transportation of crude oil. MarkWest has extensive natural gas gathering, processing, and transmission operations in the southwestern and Gulf Coast regions of the United States and is the largest natural gas processor in the Appalachian region. The primary business strategy of MarkWest is to provide outstanding customer service at competitive rates and to expand its assets and cash flow available for distribution through a balanced combination of organic growth projects and selective acquisitions.
Range Resources Corporation Forward-Looking Statements: Except for historical information, statements made in this press release, including those relating to expected capital expenditures, acquisitions, production growth, reserve additions and rates of return are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that Range’s management believes are reasonable based on currently available information; however,

5

management’s assumptions and Range’s future performance are subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the volatility of oil and gas prices, the costs and results of drilling and operations, the timing of production, mechanical and other inherent risks associated with oil and gas production, weather, the availability of drilling equipment, changes in interest rates, litigation, uncertainties about reserve estimates, and environmental risks. Range undertakes no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in Range’s filings with the Securities and Exchange Commission, which are incorporated by reference, as well as in the MarkWest Energy Partners, L.P. Forward-Looking Statements below.
MarkWest Energy Partners, L.P. Forward-Looking Statements: This press release includes “forward-looking statements.” All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although MarkWest believes that the expectations reflected in the forward-looking statements are reasonable, MarkWest can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect MarkWest’s operations, financial performance, and other factors as discussed in filings with the Securities and Exchange Commission. Among the factors that could cause results to differ materially are those risks discussed in MarkWest’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2007, as filed with the SEC. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors,“as well as in the Range Resources Corporation Forward-Looking Statements disclosure above. MarkWest does not undertake any duty to update any forward-looking statement except as required by law.
Range Resources Corporation:
2008-20

Contact:	Rodney Waller, Senior Vice President
David Amend, IR Manager
Karen Giles, Corporate Communications Manager
(817) 870-2601
www.rangeresources.com
MarkWest Energy Partners, L.P.
1515 Arapahoe Street
Tower 2, Suite 700
Denver, CO 80202

Contact:	Frank Semple, President & CEO
Nancy Buese, Senior VP and CFO
Andy Schroeder, VP Finance & Treasurer
Phone:	(866) 858-0482 Fax: (303) 925-9308
E-mail:	investorrelations@markwest.com
Website:	www.markwest.com

6